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                                                                    EXHIBIT 99.3

[SPSS LOGO]

FOR IMMEDIATE RELEASE:
May 4, 2004
Contact:                     Edward Hamburg              Nicole Junas
                             SPSS Inc.                   SPSS Inc.
                             Executive VP/CFO            Investor Relations
                             312.651.3000                800.457.0161
                                                         E-mail: invest@spss.com




          SPSS INC. REPORTS PRELIMINARY RESULTS FOR 2004 FIRST QUARTER

CHICAGO, Ill. (USA), May 4, 2004 -- SPSS Inc. (NASDAQ: SPSSE), a global provider of predictive analytics technology and services, today announced preliminary results for its first quarter ended March 31, 2004. Reported results as well as comparative information for the quarter ended March 31, 2003, will be provided when the company completes the review of its deferred revenue accounting and restatement of financial results from 2001 to 2003.

As previously announced, SPSS delayed the filing of its Form 10-K for the year ended December 31, 2003, pending completion of a review conducted by the Audit Committee of the company's Board of Directors. The filing of the company's Form 10-Q for the quarter ended March 31, 2004, will also be delayed until completion of this review and the restatement of historical financial results. Previously reported cash balances are not affected by these restatements.

Preliminary results in the quarter show revenues of $57.0 million, with operating income of $3.7 million and diluted earnings per share of $0.11. These results include non-operating charges of approximately $0.6 million due to losses from currency transactions and a one-time investment write-off. Cash was $43.2 million, up from $37.7 million in December 2003.

"This quarter was a good start to 2004," said Jack Noonan, SPSS president and chief executive officer. "We saw a marked increase in license revenues, particularly among commercial accounts in major international markets.

"There is growing acceptance in the market of our predictive analytics message," continued Noonan. "SPSS offerings are more competitive than ever, the sales force is focused on accelerating top-line growth and our new sales and services management is already having an impact. Results from the first quarter show that progress has been made, although we still have more work to do in both realizing operational efficiencies and driving marketplace awareness."

Noonan concluded, saying, "We very much appreciate the shareholder support we've received since announcing the delays in our 10-K filing. We look forward to getting this work behind us and focusing exclusively upon the solid and improving business we've developed."


                                     -more-

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SPSS ANNOUNCES PRELIMINARY FIRST QUARTER 2004 RESULTS                          2
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Organizations with which SPSS signed significant software license or service agreements in the quarter included: ACNielsen (Australia); AOL France; AZ Direct Gmbh; Bain & Company; Best Software; BT (formerly British Telecommunications plc); Colorplast A/S (Denmark); Costco Wholesale Corporation; Eurocis (France); Fujitsu; Globe Life and Accident Insurance Company; Health Canada; IBM
Australia; KPN Mobile N.V.; Kuze (Japan); Lockheed Martin Corporation; National Institutes of Health; Nationwide Building Society (UK); NEC System Technologies; Office of the Surgeon General; Powergen Retail Limited (UK); PricewaterhouseCoopers; RentWay, Inc.; Sky Bank; Synovate; The Learning and Skills Council (UK); Union Pacific Railroad Corp; United States Army; US Air Force; and Vodafone Gmbh.

REVENUE PERFORMANCE

Preliminary results in the quarter show total net revenues of $57.0 million. The estimated internal rate of growth in total revenues, which excludes revenues from acquisitions ($1.6 million) and divestitures ($1.6 million) as well as changes in the effects of currency ($5.0 million) and revenue deferrals (loss of $1.1 million), was 9 percent from the 2003 first quarter.

SOFTWARE LICENSES

Preliminary results in the quarter show revenue from software licenses of $24.5 million, driven primarily by sales of SPSS data mining and desktop statistical analysis tools, new revenues from licenses of SPSS applications for market research, sales of predictive analytic applications from the company's DataDistilleries acquisition and changes in currency exchange rates.

The estimated internal rate of growth in new software licenses was 26 percent from the 2003 first quarter. On this same basis, new sales increased for:

        o SPSS data mining tools by 63 percent;
        o SPSS applications for market research by 66 percent;
        o Desktop SPSS statistical analysis tools by 11 percent; and
        o ShowCase(R) business intelligence tools by 11 percent.

New license revenue from the applications acquired with DataDistilleries was approximately $250,000 in the current quarter.

MAINTENANCE AND SERVICES

Preliminary results in the quarter show revenues from maintenance agreements and renewals of annual licenses of $24.3 million, driven by steady renewal rates for the company's major offerings, maintenance from DataDistilleries applications and changes in currency exchange rates. The estimated internal rate of growth in maintenance revenues was 1 percent from the first quarter in 2003.

Preliminary results in the quarter show service revenues of $8.2 million, including consulting related to implementations of DataDistilleries applications, higher enrollments in SPSS training seminars and changes in foreign currency exchange rates. The estimated internal rate of growth in service revenues was down 9 percent from the quarter ended March 31, 2003.



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SPSS ANNOUNCES PRELIMINARY FIRST QUARTER 2004 RESULTS                          3
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FINANCIAL COMMENTARY

Speaking to other aspects of the quarter, Edward Hamburg, SPSS executive vice president and chief financial officer, said, "Noticeable increases in revenues occurred in the United Kingdom and Japan at the end of their governmental fiscal years, as well as in France and Germany. In the United States, new sales to agencies of the federal government were up considerably while revenues from academic customers were flat and sales to state and local government organizations continued down."

Hamburg continued, "Operating expenses in the quarter include the effects of currency, all costs related to the amended AOL agreement in October 2003 and expenses associated with the DataDistilleries acquisition completed in November 2003. Operating income was approximately 6 percent of total net revenues despite higher accounting and legal expenses, software amortization and consulting fees."

Hamburg provided the following additional detail on other financial aspects of the quarter:

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TOPIC                            COMMENTS
--------------------------------------------------------------------------------
Cost of license and              Includes higher amortization of capitalized and
maintenance revenues             purchased software technology with the release
                                 of new products; reflects the reclassification
                                 of AOL-related costs to services operating
                                 expenses with the pending restatement
                                 consistent with the amended 2003 agreement.
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Sales, marketing, and            Includes staff changes, the addition of
services costs                   employees with the DataDistilleries acquisition
                                 and the effects of currency exchange rates.
                                 Also reflects the reclassification of
                                 AOL-related expenses previously in "cost of
                                 license and maintenance revenues" to "services
                                 costs" with the pending restatement consistent
                                 with the amended 2003 agreement.
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Research and development         Includes staff changes, the addition of
expenses                         employees with the DataDistilleries acquisition
                                 and the effects of currency exchange rates.
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General and administrative       Includes additions to the corporate accounting
costs                            staff, costs associated with Sarbanes-Oxley
                                 compliance, higher legal and accounting
                                 expenses, additive costs as a result of the
                                 DataDistilleries acquisition, higher insurance
                                 costs and the effects of currency exchange
                                 rates.
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Other income & income taxes      Includes losses from currency transactions due
                                 to the decline in value of $US-denominated
                                 receivables held overseas, the write-off of the
                                 company's 2001 investment in e-intelligence
                                 Corporation and net interest expense from
                                 line-of-credit borrowings. Provision for income
                                 tax reduced to 35 percent.
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Cash                             Increase from December 2003 primarily due to
                                 increased cash from operations generated from
                                 operating income, receivables collections and
                                 additional payment related to the December 2003
                                 divestiture of the Sigma-series product line.
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Accounts receivable              $42.0 million, estimated days sales
                                 outstanding of 75.
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Notes and accounts payable       $7.8 million and $8.4 million respectively.
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Staff                            1,243 full-time employees as of March 2004,
                                 with 222 sales representatives (213
                                 quota-carrying). Compares to 1,252 full-time
                                 employees in December 2003 (221 sales
                                 representatives, 202 quota-carrying); 58% are
                                 employed in North America (33% at headquarters
                                 in Chicago), 42% in international offices.
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SPSS ANNOUNCES PRELIMINARY FIRST QUARTER 2004 RESULTS                          4
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OUTLOOK

Hamburg concluded, saying, "Based on these preliminary results and the anticipated costs of our accounting review and restatement, we are maintaining earlier guidance on the company's revenue performance in 2004 of between $220 and $230 million but reducing expected diluted earnings per share to between $0.70 and $0.80. This guidance assumes:

     o A gradual strengthening of the United States dollar against other major currencies throughout the year;

     o A pattern of quarterly revenues similar to the forthcoming results for 2003; and

     o A distribution of earnings that will be more weighted to the third and fourth quarters because of additional one-time accounting, legal and personnel-related expenses in the first half of the year.

CONFERENCE CALL

The company will host a conference call to discuss its results at 9:00 a.m. CDT on Wednesday, May 5, 2004. These proceedings will be broadcast online at www.spss.com/invest. Please dial 800.901.5213 in the United States or
617.786.2962 internationally to participate; use access code 67539714. A replay will be available for one week after the call and accessible by dialing
888.286.8010 in the United States or 617.801.6888 internationally; use access code 65589871. The replay will also be available online at www.spss.com/invest.

ABOUT SPSS INC.

SPSS Inc. [NASDAQ: SPSSE] is a global provider of predictive analytics technology and services. The company's predictive analytics technology connects data to effective action by drawing reliable conclusions about current conditions and future events. More than 250,000 commercial, academic, and public sector customers rely on SPSS technology to help increase revenue, reduce costs, improve processes, and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.

SAFE HARBOR STATEMENT

The following constitutes the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended:

Certain statements in this press release are forward-looking statements. Such statements can be identified by phrases such as "should be," "planning" and "expects." Such statements also involve known and unknown risks, including market conditions and competition, which may cause the company's actual results, performance, achievements, or industry results, to be materially different than any future results, performance or achievements expressed or implied in or by such forward-looking statements. By way of example and not limitation, known risks and uncertainties include changes in: market conditions, especially in Asia; changes and/or product demand and acceptance; the competitive environment; product release schedules; and currency fluctuations. In light of these and other risks and uncertainties, the inclusion of a forward-looking statement in this release should not be regarded as a representation by the company that any future results, performance or achievements will be attained. The company assumes no obligation to update the information contained in this press release. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the company's periodic reports (copies of which are available from SPSS upon request).

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SPSS ANNOUNCES PRELIMINARY FIRST QUARTER 2004 RESULTS                          5
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                           SPSS Inc. and Subsidiaries
                Preliminary Consolidated Statement of Operations
                        (in thousands, except per share)
                                   (unaudited)

                                               Three Months
                                                  Ended
                                              March 31, 2004       % of Revenue
                                              --------------       -------------
Net Revenues:
 License                                            $24,542              43%
 Maintenance                                         24,306              43%
 Service                                              8,174              14%
                                              ------------------------------

Total net revenues                                   57,022             100%

Operating expenses:
 Cost of license and maintenance revenues             3,963               7%
 Sales, marketing, and services                      32,387              57%
 Research and development                            11,987              21%
 General and administrative                           4,990               9%
                                              ------------------------------
Operating expenses                                   53,327              94%

Operating income                                      3,695               6%

Other expense, net:
 Net interest expense                                    75               -
 Other expense, net                                     602              -1%
                                              ------------------------------

Other expense, net                                      677             -1%
                                              ------------------------------

Income before income taxes                            3,018               4%

Income tax expense                                    1,056               1%
                                              ------------------------------
Net income                                           $1,962               3%
                                              ==============================


Basic net income per common share                    $ 0.11

Diluted net income per common share                  $ 0.11

Share data:
Shares used in basic per share computation           17,765

Shares used in diluted per share computation         18,428



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